Lazard Ltd
Free Writing Prospectus	Filed pursuant to Rule 433
Registration Statement No. 333-138855

Lazard Managing Director Ownership Summary (in millions)  Pre-Offering  Post-Offering   Shares  % Ownership  Shares  % Ownership Lazard MD Common Stock  4.1      2.6     Lazard MD Exchangeables  52.6      46.3     Sub-Total  56.7  49%  48.9  42% Lazard MD Restricted Stock Units  18.9      18.9     Total Lazard MD Ownership  75.6  56%  67.8  50% Note:  As of August 29, 2008.  Total share count excludes treasury shares.  Post-offering total share count adjusted for 716k shares to be repurchased by Lazard concurrently with the offering and assumes over-allotment allocation is purchased by third parties. Lazard Ltd has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, Lazard Ltd, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 212-632-1905.